EXHIBIT 10.1

Union Acquisition Corp.
400 Madison Avenue, Suite 11A
New York, NY 10017

March 14, 2017

Bioceres LLC
c/o Bioceres S.A.
Ocampo 210 bis, Predio CCT,
Rosario, 2000,
Santa Fe, Argentina

Re: Certain Understandings in Connection with the Share Exchange Agreement

To whom it may concern:

Reference is made to the Share Exchange Agreement (the “Agreement”), dated as of November 8, 2018, by and between Union Acquisition Corp., a Cayman Islands exempted company (the “Company”), Joseph J. Schena, solely in his capacity as representative of the holders of ordinary shares of the Company immediately prior to the closing of the business combination contemplated therein, and their successors (the “Pre-Closing Union Representative”), and Bioceres, Inc. and its successor (“Bioceres”). The Company, the Pre-Closing Union Representative and Bioceres shall be referred to herein as the “Parties”. Capitalized terms used but not otherwise defined in this letter agreement shall have the meaning(s) given to them in the Agreement.

For good and valuable consideration, the Parties hereby agree as follows:

1. Wavier of the Conditions to the Obligations of the Company and Bioceres. The Parties mutually agree to waive the condition precedent set forth in Section 7.1(f) of the Agreement.

2. Waiver of the Conditions to the Obligations of Bioceres. The Parties mutually agree to waive the condition precedent set forth in Section 7.3(d) of the Agreement.

3. Modification of the Conditions to the Obligations of the Company. The Parties acknowledge (a) that neither (i) the Credit Agreement, dated September 12, 2018, among Bioceres S.A., RASA Holding LLC and BAF Latam Credit Fund as amended by the certain First Amendment to Credit Agreement, dated October 16, 2018 nor (ii) the Export Prefinancing Credit Facility Agreement by and between Bioceres S.A., RASA Holding LLC, and BAF Latam Trade Finance Fund B.V., dated March 20, 2018, as amended by the certain First Amendment to Export Prefinancing Credit Facility Agreement, dated August 28, 2018 (items (i) and (ii) together, the “BAF Loans”) will be assigned in connection with the Closing, and (b) that in their place, the Company will enter into intercompany loans from Parent on substantially similar terms and conditions as those set forth under the BAF Loans. In connection with the foregoing, the Parties acknowledge and agree that the consents of BAF Latam Credit Fund and BAF Latam Trade Finance Fund B.V. (as set forth in Section 3.3(b) and 4.2(b) of the Disclosure Schedule) are not a condition precedent for purposes of Section 7.2(e) of the Agreement.

4. Modification of the Conditions to the Obligations of Bioceres:

a.

i.

Bioceres hereby agrees that 579,929 Closing Exchange Shares (the “Redirected Registered Shares”) that it is entitled to receive under the Share Exchange Agreement shall be delivered directly by the Company, in book entry form, on the Closing Date, to (1) the persons (the “Founders”) and in the amounts set forth on Schedule 1 hereto and (2) Vellar Opportunities Fund Master, Ltd. (“Vellar”) in the amount set forth on Schedule 1 hereto in exchange (the “Exchange”) for an equal number of unregistered Union Ordinary Shares (the “Unregistered Shares”) held, as of immediately prior to the Closing, by the Founders and that will not be, at the time of the Exchange, subject to any restrictions on transfer, other than the customary restrictions on transfer applicable to privately held and/or control securities. Bioceres shall receive the Unregistered Shares from the Founders pursuant to that certain Share Transfer Agreement, dated as of even date herewith, by and between Bioceres and the Founders, attached hereto as Exhibit A.

ii.

The Parties acknowledge that, for the purposes of the Lock-Up Agreement by and among the Parties, dated as of November 8, 2018, the Unregistered Shares and the Union Ordinary Shares received in exchange of the Rizobacter Shares, as set forth in Section 4(b) below, shall not constitute “Restricted Securities.”

b.

Bioceres hereby agrees that 4,736,736 Closing Exchange Shares (the “Rizobacter Registered Shares”) that it is entitled to receive under the Share Exchange Agreement shall be delivered directly by the Company, in book entry form, on the Closing Date, to the persons (the “Rizobacter Shareholders”) and in the amounts set forth on Schedule 2 hereto in exchange for an equal number of Union Ordinary Shares held in treasury.

c.

Bioceres hereby agrees that 1,000,000 Closing Exchange Shares (the “Custodial Shares”) that it is entitled to receive under the Share Exchange Agreement shall be delivered directly by the Company, via deposit and withdrawal at custodian (DWAC), on the Closing Date to Deutsche Bank Trust Company Americas (the “Custodian”). Such Custodial Shares shall be held by the Custodian on behalf of Bioceres S.A. shareholders (the “Beneficial Owners”) and shall be allocated to the Beneficial Owners in an amount proportionate to the number of Bioceres S.A. shares currently held by each Beneficial Owner.

d.

Bioceres hereby authorizes the Company to instruct the Transfer Agent to deliver (1) the Redirected Registered Shares to the Founders and to Vellar; (2) the Rizobacter Registered Shares to the Rizobacter Shareholders and (3) the Custodial Shares to the Custodian on the Closing Date.

e.

Provided that the Closing Exchange Shares are delivered to Bioceres, the Founders, Valler, the Rizobacter Shareholders and the Custodian in the amounts agreed upon by the Parties, Bioceres hereby acknowledges and agrees that the Company will satisfy the condition to closing set forth in Section 7.3(e)(ii) of the Agreement.

5. Fees and Expenses: Notwithstanding the proviso at the end of Section 8.6 of the Agreement, the Company, the Pre-Closing Union Representative and Bioceres hereby agree as follows:

a.

In the event the Closing occurs, the post-Closing Company shall be responsible for all fees and expenses of the service providers set forth on Schedule 3, subject to a cap of US$2,500,000 (the “Expense Cap”). Moreover, the Parties acknowledge that the fees and expenses of the service providers set forth on Schedule 3 represent all of the fees and expenses incurred by the Company that remain outstanding in connection with the consummation of the transaction contemplated by the Agreement, except for the fees and expenses under the Marketing Agreement and the Engagement Letter, each as defined herein, in accordance with their respective terms and conditions, as amended as set forth in Section 5(c) below.

b.	At the Closing, the fees and expenses of the service providers set forth on Schedule 4 shall be paid out of immediately available funds remaining in the Trust Account after payment of all redemptions; provided, however, that such fees and expenses paid shall be counted against (and capped, as applicable, in accordance with) the Expense Cap.

c.	All payments required under (i) the Business Combination Marketing Agreement, dated February 27, 2018, as amended, by and among the Company, Ladenburg Thalmann & Co. Inc., CIM Securities LLC and Atlantic-Pacific Capital, Inc., attached hereto as Exhibit B (the “Marketing Agreement”); and (ii) under the Engagement Letter, dated October 25, 2018, as amended, between the Company and UBS Securities LLC, attached hereto as Exhibit C, together with all amendments thereto (the “Engagement Letter”) shall be made by the post-Closing Company in accordance with the respective terms of the agreements, each as amended, and, as such shall be excluded from the Expense Cap.

d.	Notwithstanding the foregoing, all fees and expenses incurred by Bioceres and the Group Companies in connection with the consummation of the transaction contemplated by the Agreement shall not be counted against the Expense Cap; provided, however, Bioceres hereby agrees to cause the post-Closing Company to use best efforts to treat all service providers (whether or not listed on Schedule 3 or referenced in Section 5(c) above) engaged in connection with the consummation of the transaction contemplated by the Agreement equitably as it relates to the payment of such service providers’ fees and expenses.

6. No Further Amendments: Except as expressly set forth herein, this letter agreement does not amend, modify or waive any term of the Agreement.

7. Miscellaneous:

a.	This letter agreement may only be altered by written instrument signed by the Parties.

b.	This letter agreement may be executed in counterparts. All executed counterparts constitute one document.

c.	This letter agreement is governed by the laws of the State of New York.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this letter agreement to be duly executed on its behalf as of the day and year first above written.

Union

Union Acquisition Corp.

By:	/s/ Kyle. P. Bransfield
Name: Kyle P. Bransfield
Title: Chief Executive Officer

Pre-Closing Union Representative

Joseph J. Schena

By:	/s/ Joseph J. Schena

Bioceres

Bioceres LLC (predecessor to Bioceres, Inc.)

By:	/s/ Federico Trucco
Name: Federico Trucco
Title: President and Chief Executive Officer

Schedule 1

Jim Manley	121,953

Ladenburg Thalmann & Co Inc	49,101

Gerald Haddock	12,500

Haddock Enterprises, LLC	57,858

Joseph J. Schena	70,358

Daniel Fink	24,766

Nathan Bohn	7,637

Edgar Janotta	46,286

Joan Fink	11,571

Peter Fink	11,571

Adam Hinman	7,637

Asad Husain	23,143

Eric Lev	7,637

Kevin McNamara	34,715

Barbara Newman	2,316

Paul Sohn	23,143

Daniel Wolford	7,637

William B Buchanan Jr	13,110

Michael Fontaine	963

Scott A Katzmann	13,109

Joseph Anthony Lasala	1,925

Harris Lydon	13,110

Graham A Powis	2,069

Patrick A Sturgeon	4,814

Vellar Opportunities Fund Master, Ltd.	11,000

Schedule 2

Name		Number of Ordinary Shares
1.	International Property Service Corp.	2,018,084
2.	María Marta Mac Mullen	1,359,326
3.	Pedro Enrique Mac Mullen	1,359,326

Schedule 3

1.	Arnold and Porter Kaye Scholer, LLP

2.	Mitrani Caballero Ruiz Moreno

3.	First Coast Results, Inc.

4.	KPMG LLP

5.	D.F. King

6.	DG3 North America

7.	Continental Stock Transfer and Trust Co.

8.	Business Wire, Inc.

9.	Maples and Calder LLP

10.	I-Bankers Securities, Inc.

Schedule 4

Continental Stock Transfer and Trust Co.

Business Wire, Inc.

Exhibit A

Share Transfer Agreement

Exhibit B

Business Combination Marketing Agreement

Exhibit C

Engagement Letter